Exhibit 99.1

FOR IMMEDIATE RELEASE

Tremor Video Focuses Business as Pure-Play Sell Side Software Platform

Sells Buyer Platform to Taptica

•     Uniquely Positioned as a High-Growth Programmatic Self Service Video Platform

•     Transaction Provides $50 Million of Additional Capital for Strategic Investment and Expansion

August 7, 2017 - New York — Tremor Video (NYSE: TRMR), a leading video monetization software company, announced today that it has agreed to sell its buyer platform to Taptica International, Ltd (AIM: TAP), a global mobile advertising technology platform, for total consideration of $50 million, subject to adjustments set forth in the acquisition agreement. The transaction is expected to close today August 7, 2017.

Transaction Highlights

•                  Tremor Video is now a fully programmatic self-service platform for premium video partners.

•                  Focuses resources to further expand leadership position in Connected TV and OTT.

•                  Provides additional capital for strategic international investment across global sell side portfolio.

•                  Eliminates any perceived friction with third party demand partners.

“Today we are at a significant inflection point for Tremor Video,” said Paul Caine, Chairman of the Board. “The sale of our buyer platform allows us to focus our investment on the biggest growth-driver of our business. As consumers continue to shift their viewing behavior towards digital video and OTT, we believe there is a large market opportunity to capitalize on these trends as the leading pure play video SSP.”

Mark Zagorski, CEO, Tremor Video said, “The transaction provides a clear path to accelerate the expansion of our SSP, which has experienced significant growth since its introduction and triple digit growth year-over-year. This strategic decision positions us even more advantageously with premium video publishers and leading DSPs to support the evolution of video advertising by developing the next generation of software and services for premium video content creators across all devices and formats.”  Mr. Zagorski added, “Our heritage of excellence, innovation and delivering for our clients will continue to be central to the future of Tremor as we move forward with formidable focus and firepower to invest and enhance our platform.”

Paul Caine added, “The demand business is in great hands with Taptica and we look forward to working with them in the future.”

The Raine Group acted as exclusive financial advisor on the deal and Cooley LLP acted as legal counsel to Tremor Video in connection with this transaction.

RBC Capital Markets acted as exclusive financial advisor and Naschitz, Brandes, Amir & Co. acted as legal counsel to Taptica in connection with this transaction.

Conference Call and Webcast: Tremor Video will host a conference call today at 9:00 a.m. ET to discuss the transaction. A live webcast of the event will be available on the Tremor Video Investor Relations website at http://investor.tremorvideo.com. A live domestic dial-in is available at (877) 407-9039 or internationally at (201) 689-8470. Until August 14, 2017, a domestic replay will be available at (844) 512-2921 or internationally at (412) 317-6671, using passcode (13668577), and via webcast on the Tremor Video Investor Relations website.

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About Tremor Video

Tremor Video (NYSE: TRMR) is a video monetization software company that helps premium publishers maximize advertising return across mobile, desktop, and OTT video inventory, providing greater control, transparency, safety and effectiveness.

Safe Harbor Statement

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, all statements regarding the Company’s ability to realize the anticipated benefits and strategic gains from the transaction and receipt of the sale proceeds, all statements regarding the Company’s expected future financial position, results of operations, cash flows, business strategy, competitive positions, growth opportunities, plans and objectives of management, and statements containing words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “would,” “should,” “will,” “intend,” “hope,” “may,” “potential,” “upside,” and other similar expressions. Statements in this press release concerning the Company’s business outlook or future economic performance, revenues, expenses, or other financial items, together with other statements that are not historical facts, are forward-looking statements that are estimates reflecting the best judgment of the Company based upon currently available information.

Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from the Company’s expectations as a result of a variety of factors. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company’s actual results, performance, or plans to differ materially from any future results, performance or plans expressed or implied by such forward-looking statements. These statements involve risks, uncertainties, and other factors detailed from time to time in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the Securities and Exchange Commission.

Many of these factors are beyond the Company’s control. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

Other important risk factors are discussed in Tremor Video’s Form 10-K filed March 10, 2017 with the Securities and Exchange Commission (“SEC”), and in subsequent filings of periodic reports with the SEC. The risk factors discussed in the Form 10-K and subsequently filed periodic reports under the heading “Risk Factors” are specifically incorporated by reference in this press release. Forward-looking statements are based on current expectations and speak only as of the date of such statements. Tremor Video undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information, or otherwise.

CONTACT:

Tremor Video
Investor Relations
Andrew Posen, 212-792-2315
IR@TremorVideo.com
or
John Rego, 732-910-5720

jrego@TremorVideo.com

or

Media
Lekha Rao, 646-226-0254
lrao@tremorvideo.com